EXHIBIT 10.2

                              SEPARATION AGREEMENT
                              --------------------


     THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is entered into effective as of April 1, 2001 by and between PHILLIP A. CLOUGH ("Clough") and SITEL CORPORATION ("SITEL").

     SITEL and Clough have mutually agreed to end their employer-employee relationship. This Agreement is intended to provide the terms of the mutual separation.

     1. RESIGNATION. Clough hereby resigns effective immediately from all positions he holds as a director and/or officer of SITEL Corporation and any of its subsidiaries and as a trustee of any of SITEL Corporation's benefit plans.

     2. COMPENSATION. As a material inducement to Clough to enter into this Agreement, SITEL agrees to pay Clough the equivalent of twelve (12) months of Clough's current annual base salary ($500,000) in equal installments and on the dates which correspond to SITEL's regular paydays from and after the effective date of this agreement. In the event of Clough's death prior to completion of payment of such installments, any remaining installments shall be paid to Clough's surviving spouse, if any, and otherwise to his estate.

     With respect to any SITEL benefit plans in which Clough participated prior to his resignation, Clough's participation in such plans shall end as of the date of this Agreement and Clough shall be entitled to such benefits accrued prior to the date of termination of his participation as may be payable to him in accordance with and subject to the terms and conditions of such plans as in effect from time to time.

     3. EFFECT ON OPTIONS. As of the date of this Agreement, Clough has certain options to purchase common stock of SITEL which by their terms have become non-forfeitable, meaning Clough retains them following this separation of employment. For purposes of clarity, Clough's non-forfeitable options (the "non-forfeitable options") are as follows:

     (a) 290,000 options with an exercise price of $3.50 each originally granted on January 7, 1997, of which none are currently exercisable as they are subject to a $9.00 price hurdle

     (b)  200,000  options  with an  exercise  price  of $9.75  each  originally
          granted  on  February  17,  1998,   of  which  120,000  are  currently
          exercisable

     (c) 128,595 options with an exercise price of $4.78125 each originally granted on January 18, 1999, of which 51,438 are currently exercisable

     (d) 146,405 options with an exercise price of $4.78125 each originally granted on January 18, 1999, of which 41,830 are currently exercisable


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Such  non-forfeitable  options  shall  remain  outstanding  and  exercisable  in accordance with and subject to their terms and conditions as existed prior to Clough's resignation. If SITEL hereafter determines in its sole discretion to remove the $9.00 price hurdle to exercisability from options held by all then current SITEL employees, in that event SITEL at the same time will also remove the $9.00 price hurdle to exercisability from the options held by Clough.

     For purposes of clarity, Clough's remaining options which are forfeitable, and which by their terms and conditions terminate upon the effective date of this Agreement, are the 110,000 award program options granted on January 7, 1997, the 125,000 options granted on January 3, 2000, and the 65,000 options granted on January 11, 2001.

     Clough acknowledges that following the effective date of this Agreement he will accrue no further interest or vesting in any options to purchase stock of SITEL and shall be limited in his rights to exercise stock options to the non-forfeitable options described above.

     4. FULL CONSIDERATION. Clough expressly acknowledges that the compensation provided in Paragraph 2 includes consideration for the settlement, waiver, release, and discharge of any and all claims arising under the common law or under federal state or local statute, law or regulation, pertaining to employment discrimination based on race/color, religion, sex, national origin, disability, or age (Age Discrimination in Employment Act), wrongful discharge, breach of contract, infliction of emotional distress, or any other reason established by the common law or by federal, state or local laws.

     5. COOPERATION. If any matters for which Clough was responsible during his employment remain pending as of the date of this Agreement, Clough agrees to provide any cooperation or assistance reasonably needed by SITEL to complete such matters. If any claims, actions or proceedings involving or affecting SITEL, its subsidiaries or affiliates, or their respective officers, agents and employees, arise which pertain to any period, transaction or occurrence prior to and including the date of this Agreement and in respect of which SITEL reasonably believes Clough's assistance or cooperation will be advisable, Clough agrees to cooperate fully with SITEL in investigating, preparing and testifying in respect of such claims, actions or proceedings. Clough's assistance and cooperation shall be provided without further consideration beyond that provided in Paragraph 2 of this Agreement but Clough shall be reimbursed for all reasonable out-of-pocket expenses in connection with such assistance and cooperation which is incurred and reported in accordance with SITEL's policies and procedures.

     6. RETURN OF PROPERTY. Clough shall promptly return to SITEL all property of SITEL which remains within Clough's possession or control, including without limitation, as applicable, keys, access cards, passwords, computers, cellular phones, and automobiles.

     7. NON-ADMISSION. This Agreement shall not in any way be construed as an admission by SITEL, its officers, agents, or employees, of any wrongful or unlawful act or omission whatsoever against Clough or any other person, or by Clough of any wrongful or unlawful act or omission whatsoever against SITEL or any other person. SITEL specifically disclaims any liability to, or wrongful or unlawful act or omission against, Clough or any other

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person  on the  part of  itself,  its  officers,  agents  or  employees.  Clough specifically disclaims any liability to, or wrongful or unlawful act or omission against, SITEL or any other person on his part.

     8. WAIVER. As a material inducement to SITEL and Clough, respectively, to enter into this Agreement, Clough and SITEL represent to each other that he and they, respectively, have not filed any lawsuits, charges, or complaints, with any local, state or federal agency or court of law arising from his relationship with SITEL, including the mutual termination of such relationship. Clough and SITEL further represent to each other, respectively, that, subject to the other's compliance with the terms of this Agreement, he or they will not seek to recover any monetary damages against the other.

     9. INTENT. The parties understand and agree that the overriding and controlling intent of this Agreement is to accomplish a full release of all claims or actions Clough has or might have against SITEL, as well as any parent, subsidiary or affiliated company, or which SITEL has or might have against Clough, its and their officers, agents, and employees, for any wrongful, unlawful or unfair act or omission up to and including the date of the execution of this Agreement. Clough, for himself and his successors and assigns, does hereby release, settle, acquit and forever discharge SITEL, as well as any parent, subsidiary, or affiliated company, its and their officers, agents and employees, and SITEL, for itself and its successors and assigns, does hereby release, settle, acquit and forever discharge Clough, of and from any and all claims, actions, causes of action, rights, demands, debts, damages, or any action of whatever nature arising from or during Clough's relationship with SITEL, including the mutual termination thereof.

     10. KNOWING AND VOLUNTARY. Clough expressly acknowledges that he understands all the provisions of this Agreement and that he is knowingly and voluntarily entering into this Agreement. Clough further acknowledges that SITEL has encouraged and given him the opportunity to thoroughly discuss all aspects of this Agreement with his attorney and other advisors before signing this Agreement.

     11. GOVERNING LAW. This Agreement is made and entered into in the State of Maryland and shall in all respects be interpreted, enforced, and governed under the laws of said State. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties hereto.

     12. EFFECT OF INVALIDITY. If any provision of this Agreement is declared or determined by any court of competent jurisdiction to be illegal, invalid, void, or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected thereby, and such illegal, invalid, void or unenforceable or invalid provision shall be deemed not a part of this Agreement.

     13. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties and, unless otherwise specified herein, fully supersedes any and all prior agreements or understandings between the parties as to Clough's employment, including without limitation his employment agreement dated as of January 1, 2000, except as expressly provided in Paragraph 3

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and as  provided  below  in this  Paragraph  13:  (a)  Clough  acknowledges  his continuing obligations to comply with the provisions of the Confidentiality and Non-Competition Agreement between SITEL and Clough dated on or about January 27, 1997 (the "Non-Compete"), which agreement remains in full force and effect.
SITEL agrees that the 18 month period specified in the Non-Compete shall commence with the effective date of this Agreement (as opposed to commencing at the conclusion of the period that compensation is paid pursuant to Paragraph 2).
(b) SITEL and Clough specifically acknowledge that the Indemnification Agreement dated on or about January 27, 1997 relating to Clough's service as an officer and director remains in effect according to its existing terms and conditions.

     14. OPPORTUNITY TO REVIEW. Clough expressly acknowledges that SITEL has advised him that he may take up to twenty-one (21) days in which to review the terms of this Agreement, and that following his execution of this Agreement, he has an additional seven (7) days in which to revoke his agreement. Any such revocation shall not affect the resignations tendered by Clough pursuant to Paragraph 1, which shall remain in full force and effect from the date thereof. Furthermore, in the event of any such revocation, the resignations tendered by Clough shall, solely for purposes of paragraph 7(d) of Clough's existing employment agreement, neither be presumed to be voluntary nor involuntary.



                                                     /s/ Phillip A. Clough
                                                     ---------------------------
                                                     Phillip A. Clough


                                                     SITEL CORPORATION


                                                     By:/s/ James F. Lynch
                                                     ---------------------------
                                                     James F. Lynch, Chairman

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